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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)
Registrant's telephone number, including area code		(770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On July 21, 2015, Mr. Benny W. Denham, 84, Chairman of the Board and an at-large director, retired from our board of directors for personal reasons. Mr. Denham had served on our board since 1988, and we are grateful for his leadership and dedicated service to Oglethorpe and its members over this time.

        In light of Mr. Denham's departure, our board of directors appointed Mr. Marshall S. Millwood, who previously served as Vice-Chairman of the Board, as interim Chairman of the Board. Mr. Millwood will serve as interim Chairman until such time that our board takes action to elect a successor Chairman. The timing of this election is at our board's discretion; however, it must occur no later than our board's first meeting following the next annual meeting of our members, both of which are scheduled for March 2016.

        Mr. Denham's former position as an at-large director is now vacant. Our board may appoint an interim at-large director who would serve until our members elect a new director, which must occur no later than the March 2016 annual meeting of our members.

        For additional information regarding our board of directors and election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed March 26, 2015.

Item 7.01    Regulation FD Disclosure

        On July 23, 2015, we issued a press release regarding Mr. Denham's retirement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Exhibits

Exhibit No.	Description
99.1	Press Release issued on July 23, 2015.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: July 23, 2015	By:	/s/ MICHAEL L. SMITH Michael L. Smith President and Chief Executive Officer

QuickLinks

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 7.01 Regulation FD Disclosure
  Item 9.01 Financial Statements and Exhibits
SIGNATURE